EXHIBIT 10.7a

AMENDMENT NO. 1 TO

CHANGE OF CONTROL SEVERANCE AGREEMENT

     WHEREAS, William A. Houlihan (“Executive”) and Metris Companies Inc. (“Company”) (collectively, the “Parties”) entered into a Change of Control Severance Agreement dated October 21, 2004 (“Agreement”); and

     WHEREAS, Section 10.6 of the Agreement provides that such Agreement may be amended by written instrument executed by the Company and the Executive; and

WHEREAS, the Parties desire to amend the Agreement in certain respects;

     NOW, THEREFORE, IT IS HEREBY AGREED that Sections 9.3(a), (b) and (c) of the Agreement are amended effective March 10, 2005, to substitute the words “one year” for the words “two years” where the latter appear therein.

     IN WITNESS WHEREOF, the Executive and the Company have executed this Agreement this 10th day of March, 2005.

EXECUTIVE	METRIS COMPANIES INC.

/s/William A. Houlihan	/s/David D. Wesselink
WILLIAM A. HOULIHAN	DAVID D. WESSELINK
Chairman and CEO